Exhibit 5.1

February 14, 2019

Waitr Holdings Inc.

44 Ryan Street, Suite 300

Lake Charles, Louisiana 70601

Re:	Form S-8 Registration Statement

Ladies and Gentlemen:

We have acted as special counsel to Waitr Holdings Inc., a Delaware corporation (the “Company”), in connection with the preparation of the Company’s registration statement on Form S-8 to be filed with the U.S. Securities and Exchange Commission (the “Commission”) on or about the date hereof (the “Registration Statement”), under the Securities Act of 1933, as amended (the “Securities Act”).

The Registration Statement relates to the offer and sale of (i) up to 5,379,489 shares of common stock, par value $0.0001 per share (“common stock”), of the Company (the “2018 Plan Shares”) issuable pursuant to the terms and in the manner set forth in the Waitr Holdings Inc. 2018 Omnibus Incentive Plan (the “2018 Plan”) and (ii) up to 559,489 shares of common stock (collectively with the 2018 Plan Shares, the “Shares”) issuable pursuant to the terms and in the manner set forth in the Waitr, Inc. 2014 Stock Plan (the “2014 Plan”).

This opinion letter is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K promulgated under the Securities Act.

In rendering the opinions set forth below, we examined and relied upon such certificates, corporate records, agreements, instruments and other documents, and examined such matters of law, that we considered necessary or appropriate as a basis for the opinions. In rendering the opinions set forth below, we have examined and are familiar with originals or copies, certified or otherwise identified to our satisfaction, of (i) the third amended and restated certificate of incorporation of the Company, as in effect on the date hereof, (ii) the Registration Statement, (iii) resolutions of the Board of Directors of the Company relating to, among other matters, the filing of the Registration Statement and (iv) such other documents as we have deemed necessary or appropriate as a basis for the opinions set forth below. In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies, the authenticity of the originals of such latter documents, that all parties to such documents had the power, corporate or other, to enter into and perform all obligations thereunder and all such documents have been duly authorized by all requisite action, corporate or other, and duly executed and delivered by all parties thereto. As to any facts material to the opinions expressed herein that we did not independently establish or verify, we have relied upon oral or written statements and representations of officers and other representatives of the Company and others.

February 14, 2019 Page 2

Based upon the foregoing and subject to the assumptions, qualifications and limitations set forth herein, we are of the opinion that the Shares have been duly authorized and, when issued by the Company in accordance with the terms and in the manner set forth in the 2018 Plan or the 2014 Plan, as applicable, will be validly issued, fully paid and non-assessable.

The opinions expressed herein are based upon and limited to the General Corporation Law of the State of Delaware (including the statutory provisions, the applicable provisions of the Delaware Constitution and reported judicial decisions interpreting the foregoing). We express no opinion herein as to any other laws, statutes, regulations or ordinances.

We hereby consent to the filing of this opinion letter as Exhibit 5.1 to the Registration Statement and to the reference to our firm under the caption “Legal Matters” in the prospectus included in the Registration Statement. In giving such consent, we do not thereby admit that we are experts within the meaning of the Securities Act or the rules and regulations of the Commission or that this consent is required by Section 7 of the Securities Act.

Very truly yours,

/s/ Winston & Strawn LLP